Exhibit 10.5
Federal Signal Corporation
2005 Executive Incentive Compensation Plan (2010 Restatement)
Restricted Stock Unit Agreement

You have been selected to receive a grant of Restricted Stock Units pursuant to the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”), as specified below:
Participant:________________________________________
Date of Grant:______________________________________
Number of Shares of Restricted Stock Units Granted:__________________
Restricted Stock Units shall vest: ___________________________________
________________________________________________________________________

This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933.

FEDERAL SIGNAL CORPORATION
RESTRICTED STOCK UNIT
AWARD AGREEMENT NO. 2014

Federal Signal Corporation (the “Company”) established the Plan pursuant to which options, stock appreciation rights, restricted stock and stock units and performance shares covering an aggregate of 7,800,000 shares of the Stock of the Company may be granted to Participants and directors of the Company and its Subsidiaries;

The Board of Directors of the Company, and the Administrator of the Plan appointed by the Board of Directors, has determined that the interests of the Company will be advanced by encouraging and enabling certain of its employees to own shares of the common stock of the Company, and that Participant is one of those employees;

NOW, THEREFORE, in consideration of services rendered and the mutual covenants herein contained, the parties agree as follows:

Section 1.    Definitions

As used in this Award Agreement, the following terms shall have the following meanings:

A.    “Award” means the award provided for in Section 2.

B.    “Board of Directors” means the Board of Directors of the Company.

C.    “Change in Control” shall have the meaning ascribed to that term in the Company’s Change in Control Policy.

D.    “Date of Award” of Restricted Stock Units means the date set forth on the Award instrument applicable those Units.

E.    “Participant” means the individual shown as the recipient of an award of Restricted Stock Units, as set forth on the Award instrument applicable those Units.

F.    “Permanent Disability” means Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

G.    “Restricted Stock Unit” means the obligation of the Company to transfer one share of Stock to Participant at the time provided in Section 6 of this Award Agreement, provided such Restricted Stock Unit is vested at such time.

H.    “Stock” means the common stock of the Company.

I.    “Subsidiary” means any corporation or other legal entity, other than the Company, in an unbroken chain of entities beginning with the Company if, at the relevant date, each of the entities, other than the last entity in the unbroken chain, owns stock or other comparable interests possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other entities in such chain.

J.    “Vesting Date” means the date upon which the Restricted Stock Unit becomes vested as set forth in either Section 4 or 5 of this Award Agreement.

Section 2.    Award

Subject to the terms of this Award Agreement, the Company awarded to Participant the number of Restricted Stock Units set forth on the Award instrument applicable those Units, effective as of the Date of Award set forth on such instrument.

This grant of Restricted Stock Units shall not confer any right to the Participant (or any other Participant) to be granted Restricted Stock Units or other awards in the future under the Plan.
Section 3.    Bookkeeping Account

The Company shall record the number of Restricted Stock Units granted hereunder to a bookkeeping account for Participant (the “Restricted Stock Unit Account”). Participant’s Restricted Stock Unit Account shall be debited by the number of Restricted Stock Units, if any, forfeited in accordance with Section 4 and by the number of shares of Stock transferred to Participant in accordance with Section 6 with respect to such Restricted Stock Units. Participant’s Restricted Stock Units also shall be adjusted from time to time for stock dividend, stock splits and other such transactions in accordance with Section 10.

Section 4.    Vesting

Subject to the accelerated vesting provisions provided below, the Restricted Stock Units shall vest on the third anniversary of the Date of Award, if Participant remains employed by the Company or its Subsidiaries through such date.

If, while employed by the Company or its Subsidiaries, the Participant dies or experiences a Permanent Disability before the third anniversary of the Date of Award, all of the Restricted Stock Units granted pursuant to Section 2 shall be fully vested on the date of such death or Permanent Disability, as applicable.

If, while the Participant is employed by the Company or its Subsidiaries, a Change in Control occurs, all of the Restricted Stock Units granted pursuant to Section 2 shall be fully vested on the date of such Change in Control.

In the event of the termination of employment of Participant with the Company and its Subsidiaries for any other reason before the third anniversary of the Date of Award, all Restricted Stock Units that are not vested at the time of such termination of employment (after first taking into account the accelerated vesting provisions of this Section 4 and Section 5 below) shall be forfeited.

Section 5.    Acceleration of Vesting in the Event of Divestiture of Business Segment

In the event that the “Business Segment” (as that term is defined in this Section below) in which the Participant is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below), and such divestiture results in the termination of the Participant’s employment with the Company and its Subsidiaries for any reason, the Restricted Stock Units shall be fully vested on the Divestiture Date.

For purposes of this Award Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate business segment under the segment reporting rules under generally accepted accounting principles as used in the United States, which currently includes the following: Safety and Security Systems Group, Fire Rescue, and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.

For purposes of this Award Agreement, the term “Divestiture of a Business Segment” means the following:

(a)
When used with reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its Subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)
When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)
When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.

For purposes of this Award Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.

Section 6.    Distribution of Shares

Subject to the provisions below, shares of Stock equal to the number of Restricted Stock Units credited to the Restricted Stock Unit Account of Participant shall become distributable on the Vesting Date.

Actual distribution of shares of Stock with respect to vested Restricted Stock Units will occur as soon as administratively feasible, but in no event more than sixty (60) days after such shares become distributable as described in this Section 6.

Section 7.    Stockholder Rights

Participant shall not have any of the rights of a stockholder of the Company with respect to Restricted Stock Units, such as the right to vote or the right to dividends.

Section 8.    Beneficiary Designation

Participant may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) to receive any benefits that may be payable under this Award Agreement in the event of Participant’s death and, from time to time, may change his or her designated beneficiary (a “Beneficiary”). A Beneficiary may be a trust. A Beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive. If there is no designated Beneficiary surviving at the death of a Participant, payment of any death benefit of the Participant shall be made to the persons and in the proportions which any death benefit under the Federal Signal Corporation Participants’ Retirement Savings Plan is or would be payable.

Section 9.    Units Non-Transferable

Restricted Stock Units awarded hereunder shall not be transferable by Participant. Except as may be required by the federal income tax with-holding provisions of the Code or by the tax laws of any State or foreign sovereign, the interests of Participant and his Beneficiaries under this Award Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by Participant or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

Section 10.    Adjustment in Certain Events

If there is any change in the Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Restricted Stock Units credited to Participant’s Restricted Stock Unit Account shall be adjusted appropriately so that the number of Restricted Stock Units credited to Participant’s Restricted Stock Unit Account after such an event shall equal the number of shares of Stock a stockholder would own after such an event if the stockholder, at the time such an event occurred, had owned shares of Stock equal to the number of Restricted Stock Units credited to Participant’s Restricted Stock Unit Account immediately before such an event.

Section 11.    Tax Withholding

The Company shall not be obligated to transfer any shares of Stock until Participant pays to the Company or a Subsidiary in cash, or any other form of property, including Stock, acceptable to the Company, the amount required to be withheld from the wages of Participant with respect to such shares. Participant may elect to have such withholding satisfied by a reduction of the number of shares otherwise transferable under this Award Agreement at such time, such reduction to be calculated based on the closing market price of the Stock on the day Participant gives written notice of such election to the Company.

Section 12.    Section 409A

This Award Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Award Agreement, if at any time the Administrator of the Plan determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator of the Plan shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator of the Plan determines are necessary or appropriate either for this Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 13.    Source of Payment

Shares of Stock transferable to Participant, or his Beneficiary, under this Award Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure Participant’s right to receive shares of Stock under this Award Agreement. Participant shall not have any rights with respect to transfer of shares of Stock under this Award Agreement other than the unsecured right to receive shares of Stock from the Company.

Section 14.    Continuation of Employment
This Award Agreement shall not confer upon the Participant any right to continuation of employment by the Company or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s or its Subsidiaries’ right to terminate the Participant’s employment at any time.
Section 15.     Amendment

This Award Agreement may be amended by mutual consent of the parties hereto by written agreement.

Section 16.    Governing Law

This Award Agreement shall be construed and administered in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of law.

FEDERAL SIGNAL CORPORATION
RESTRICTED STOCK UNIT

BENEFICIARY DESIGNATION

Participant:__________________________________        Social Security No.:_______________________
Address:    ____________________________________        Date of Birth:____________________________
___________________________________________

Participant hereby designates the following individual(s) or entity(ies) as his or her beneficiary(ies) pursuant to Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and/or fully identify any trust beneficiary by the Name of the Trust, Date of Execution of the Trust, the Trustee’s Name, the address of the trust, and the employer identification number of the trust):

Primary Beneficiary(ies)

__________________________________________________________

__________________________________________________________

Contingent Beneficiary(ies)

__________________________________________________________

__________________________________________________________

The Participant hereby reserves the right to change this Beneficiary Designation, and any such change shall be effective when the Participant has executed a new or amended Beneficiary Designation form, and the receipt of such form has been acknowledged by the Company, all in such manner as specified by the Company from time to time, or on a future date specified by any such new or amended Beneficiary Designation form.

IN WITNESS WHEREAS, the Participant has executed this Beneficiary Designation on the date designated below.

Date: _________________, ____        _____________________________________
Signature of Participant

Received:
FEDERAL SIGNAL CORPORATION

Date: _________________, ____             By: _________________________________________________